UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

SunEdison, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13828	56-1505767
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

As used below, the terms “SunEdison,” “Company,” “we,” “us” and “our” refer to SunEdison, Inc. and its consolidated subsidiaries and their respective predecessors. “SunEdison, Inc.” refers to SunEdison, Inc., exclusive of its subsidiaries.

In connection with a proposed convertible debt financing, SunEdison anticipates disclosing to prospective investors certain information that has not been previously publicly reported, excerpts of which are furnished below.

Potential Acquisitions

We may use a portion of the net proceeds of this offering to acquire interests in certain solar power projects and operating companies for which we have entered into multiple non-binding letters of intent. Pursuant to these letters of intent, we may acquire (i) a solar development company with development stage and operating projects, and (ii) utility-scale and distributed generation solar power plants, with such development stage and operating projects principally located in the United States, Canada, the United Kingdom and Chile. Among the solar operating power plants to be acquired are (i) a 50% interest in an operating 266 MW dc solar power generating facility located in California, with first year cash available for distribution (“CAFD”) of approximately $20 million, which has a FERC-approved rate schedule to make sales of energy, capacity and ancillary services at market-based rates (We are in discussions to acquire the remaining 50% of the facility for which no letter of intent has been signed.) and we have filed with FERC for approval of these transactions, (ii) a 10% interest in a 200MW dc solar power generating facility located in California with first year CAFD for such 10% interest of approximately $3.5 million which we intend to complete in 2016, (iii) 50% of a 500MW dc development stage portfolio in the United States, and (iv) an 18 MW Canadian project, with first year CAFD of approximately $7 million, which we intend to complete in 2014. We expect the aggregate consideration for the transactions that we may consummate, which would be paid over several years, to be in the range of $450 million to $550 million, of which at least $300 million would be paid in cash; however, the transactions remain subject to discussions and will be finalized if and when we enter into binding agreements, subject to our due diligence, the receipt of the requisite regulatory approvals and the agreement by the parties of mutually acceptable terms. There can be no assurance that we will enter into definitive agreements with respect to any of these transactions and if such agreements are made, the timing or terms of any such agreements. If we consummate any of the above mentioned transactions, these projects may be contributed to TerraForm Power, Inc. or may be operating solar projects held on our balance sheet consistent with our retained value strategy.

Initial Public Offering of Semiconductor Materials Business and Related Transactions

Initial Public Offering and Related Transactions

On May 28, 2014, we completed the underwritten initial public offering of 8,280,000 ordinary shares of SunEdison Semiconductor Limited (“SSL”), our semiconductor materials business, at a price to the public of $13.00 per share (the “Semiconductor IPO”). All of the shares in the offering were sold by SSL, including 1,080,000 ordinary shares sold to the underwriters pursuant to the underwriters’ exercise in full of their option to purchase additional shares. SSL received net proceeds of approximately $96.6 million, after deducting underwriting discounts and commissions and related offering costs. The shares of SSL began trading on the NASDAQ Global Select Market on May 22, 2014 under the ticker symbol “SEMI.”

Private Placements and Related Transactions

Concurrently with the Semiconductor IPO, Samsung Fine Chemicals Co., Ltd., or Samsung Fine Chemicals, and Samsung Electronics Co., Ltd., or Samsung Electronics, purchased $93.6 million and $31.5 million, respectively, of SSL’s ordinary shares in separate private placements at $13.00 per share, resulting in the issuance of 9,625,578 ordinary shares. Samsung Fine Chemicals is our joint venture partner in SMP Ltd., or SMP. Samsung

Electronics is one of SSL’s customers and the owner of a noncontrolling interest in MEMC Korea Company, or MKC. As consideration for the issuance of the ordinary shares, (i) Samsung Fine Chemicals made an aggregate cash investment in SSL of $93.6 million, resulting in net proceeds of $87.3 million to SSL after deducting private placement commissions, and (ii) Samsung Electronics transferred to SSL its 20% interest in MKC, at which time SSL obtained a 100% interest in MKC.

Additionally, on May 28, 2014, we acquired from Samsung Fine Chemicals 2,877,700 shares of SMP (representing an approximately 35% interest) for a cash purchase price of 144 billion South Korean won (approximately $140.7 million). Prior to the completion of the Semiconductor IPO, SunEdison contributed this 35% interest in SMP to SSL. As a result, on a consolidated basis, SunEdison owns an approximate 85% interest in SMP, and thus will consolidate its results from May 28, 2014 onwards.

Upon completion of the Semiconductor IPO and the foregoing transactions, we owned ordinary shares representing 56.8% of SSL’s outstanding ordinary shares, the Samsung entities owned ordinary shares representing 23.2% of SSL’s outstanding ordinary shares and purchasers of SSL’s shares in the Semiconductor IPO owned ordinary shares representing 19.9% of SSL’s outstanding ordinary shares.

Senior Secured Credit Facility

On May 27, 2014, SSL and a direct subsidiary (the “Borrower”) entered into a credit agreement with Goldman Sachs Bank USA, as administrative agent, sole lead arranger and sole syndication agent and, together with Macquarie Capital (USA) Inc., as joint bookrunners, Citibank, N.A., as letter of credit issuer, and the lenders party thereto (the “SSL Credit Facility”). The SSL Credit Facility provides for (i) a senior secured term loan facility in an aggregate principal amount up to $210.0 million (the “SSL Term Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount up to $50.0 million (the “SSL Revolving Facility”). Under the SSL Revolving Facility, the Borrower may obtain (i) letters of credit and bankers’ acceptances in an aggregate stated amount up to $15.0 million and (ii) swing line loans in an aggregate principal amount up to $15.0 million. The SSL Term Facility has a five year term, ending May 27, 2019, and the SSL Revolving Facility has a three-year term, ending May 27, 2017. The full amount of the SSL Term Facility was drawn on May 27, 2014 and remains outstanding. As of the date of this offering memorandum, no amounts were drawn under the SSL Revolving Facility.

Item 8.01 Other Events.

On June 4, 2014, SunEdison issued a press release announcing that it intends to offer $500 million aggregate principal amount of convertible senior notes due 2020, subject to market and other conditions, in a private placement. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The notes, and any shares of the Company’s common stock issuable upon conversion of the notes, have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release issued June 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2014	SunEdison, Inc.

/s/ Martin H. Truong
Name: Martin H. Truong
Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release issued June 4, 2014